Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:
ESS Technology, Inc.	Rebecca Mack
Investor Relations	Bergman Mack & Associates
(510) 492-1161	(949) 981-4496
rebecca@bergmanmack.com

ESS TECHNOLOGY REPORTS FIRST QUARTER 2005 RESULTS

     FREMONT, Calif., April 27, 2005 — ESS Technology (Nasdaq: ESST) today reported net revenues for the first quarter of 2005 of $42.8 million compared to $76.7 million for the same period last year and compared to $43.1 million in the fourth quarter of 2004. GAAP net loss for the first quarter of 2005 was $24.0 million, or ($0.60) per diluted share, compared to first quarter 2004 GAAP net income of $3.3 million, or $0.08 per diluted share. For the fourth quarter of 2004, GAAP net loss was $20.9 million, or ($0.53) per diluted share.

     Non-GAAP net loss for the first quarter of 2005 was $22.9 million, or ($0.58) per diluted share, compared to first quarter 2004 non-GAAP net income of $4.5 million, or $0.11 per diluted share. For the fourth quarter of 2004, non-GAAP net loss was $19.7 million, or ($0.50) per diluted share. Non-GAAP net income and net loss exclude the effects of amortization of intangible assets, write-down of investments, and their related tax effects.

     Robert Blair, president and CEO of ESS Technology, commented, “The first quarter of 2005 continued to be one of challenge for the industry. The quarter was characterized by continued price declines and intense competition. In light of these overall conditions we took additional inventory reserves of $13.4 million, which drove the loss for the quarter. These reserves were primarily for recordable products and older VGA image sensor products and lower of cost or market for DVD products.

     “We recently began volume shipments of our new 1.3 megapixel digital image sensor modules and continue to see new design wins in that growth segment of our business. During the quarter we generated $2.5 million in revenue from image sensors with major OEMs such as Samsung and LG, up from less than $0.6 million in the December quarter. In addition, we introduced our new 2.0 megapixel image sensor at the 3GSM World Congress. I will discuss these new products and the quarter in more detail during our regularly scheduled earnings conference call later today,” Mr. Blair continued.

Second Quarter 2005 Guidance

     The forward-looking statements in this press release are based on current expectations. Any expectations based on these forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Continuing uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

     For the June quarter, we are projecting revenues of $39 — $43 million, with non-GAAP gross margins in the 5-8% range. We expect R&D expenses of 20-22% of revenue and SG&A expenses of 22-24% of revenue. Overall, we expect GAAP net loss per diluted share of ($0.40) — ($0.43) and non-GAAP net loss per diluted share of ($0.39) — ($0.41). Non-GAAP net loss excludes the effects of amortization of intangible assets, write-down of investments, and related tax effects.

Earnings Conference Call

     As previously announced, ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, April 27, 2005, to discuss its first quarter 2005 results. Investors are invited to listen to a live webcast of the conference call at http://www.esstech.com or http://www.prnewswire.com/ (Search: ESST). A replay of the webcast will also be available at http://www.esstech.com/ and http://www.prnewswire.com/ or by telephone at (800) 642-1687 (U.S./Canada) / (706) 645-9291 (International), Reservation #5544120, beginning at 6:00 p.m. PDT / 9:00 p.m. EDT, April 27, 2005.

About ESS Technology

     ESS Technology, Inc., designs and markets high-performance digital video processor and imaging sensor semiconductors for the consumer digital entertainment, digital photography, camera phone and digital home markets. ESS products include highly integrated chips for DVD players, DVD recorders, VCD players, digital media players, digital audio systems, and camera-enabled cellular phones.

     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq National Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.

(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)

     The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the timely availability and acceptance of ESS’ products, the uncertainty of the outcome of any litigation proceedings, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding ESS’ future financial results, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, the negative of these terms or other comparable terminology. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

# # #

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31,	December 31,
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$44,645	$41,527
Short-term investments	76,107	85,161
Accounts and other receivable, net	26,025	21,456
Inventories	26,748	45,669
Prepaid expenses and other assets	3,337	3,876

Total current assets	176,862	197,689
Property, plant and equipment, net	22,168	23,009
Goodwill	42,761	43,391
Other intangible assets, net	5,227	6,414
Other assets	13,041	13,241

Total Assets	$260,059	$283,744

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$49,262	$50,646
Income taxes payable and deferred income taxes	41,455	39,738

Total current liabilities	90,717	90,384
Non-current deferred tax liability	—	448

Total liabilities	90,717	90,832

Shareholders’ Equity:
Common stock	178,205	178,030
Accumulated other comprehensive income (loss)	91	(174)
Retained earnings (accumulated deficit)	(8,954)	15,056

Total shareholders’ equity	169,342	192,912

Total Liabilities and Shareholders’ Equity	$260,059	$283,744

ESS TECHNOLOGY, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended
	March 31,	March 31,
	2005	2004
Net revenues	$42,763	$76,745
Cost of revenues	48,587	53,332

Gross profit (loss)	(5,824)	23,413
	-14%	31%
Operating expenses:
Research and development	7,753	9,293
Selling, general and administrative	9,654	11,742

Operating income (loss)	(23,231)	2,378
Non-operating income (loss), net	(112)	1,162

Income (loss) before provision for income taxes	(23,343)	3,540
Provision for income taxes	667	233

Net income (loss)	$(24,010)	$3,307

Net income (loss) per share
Basic	$(0.60)	$0.08

Diluted	$(0.60)	$0.08

Weighted average common shares
Basic	39,706	39,305

Diluted	39,706	42,657

ESS TECHNOLOGY, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2)
(unaudited)
(in thousands, except per share data)

	Three months ended
	March 31,	March 31,
	2005	2004
Net revenues	$42,763	$76,745
Cost of revenues	47,888	52,633

Gross profit (loss)	(5,125)	24,112
	-12%	31%
Operating expenses:
Research and development	7,753	9,220
Selling, general and administrative	9,166	11,255

Operating income (loss)	(22,044)	3,637
Non-operating income, net	566	1,162

Income (loss) before provision for income taxes	(21,478)	4,799
Provision for income taxes	1,424	316

Net income (loss)	$(22,902)	$4,483

Net income (loss) per share
Basic	$(0.58)	$0.11

Diluted	$(0.58)	$0.11

Weighted average common shares:
Basic	39,706	39,305

Diluted	39,706	42,657

(1) Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of operating results, net income (loss) and earnings (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our on-going core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting results for future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(2) Non-GAAP adjustments are detailed within the schedule entitled “Reconciliation of GAAP Basis Net Income (Loss) to Non-GAAP Net Income (Loss)”

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP BASIS NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(unaudited)
(in thousands)

	Three months ended
	March 31,	March 31,
	2005	2004
Net income (loss) — GAAP basis	$(24,010)	$3,307
Non-GAAP Adjustments:
Amortization of intangible assets (3)	1,187	1,259
Write-down of investments (4)	678	—
Tax effect to items (3) to (4)	(757)	(83)

Net income (loss) — Non-GAAP	$(22,902)	$4,483

(3)	Non-GAAP amounts for all periods presented exclude the effects of amortization of intangible assets, amounting to $1,187 and $1,259 for the three months ended March 31, 2005 and March 31, 2004, respectively.

(4)	Non-GAAP amounts exclude the effect of the write-down of investments, amounting to $678 for the three months ended March 31, 2005.